Exhibit 99.8

AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP

OF

WELLS OPERATING PARTNERSHIP, L.P.

AS

AMENDED AND RESTATED

AS OF JANUARY 1, 2000

This Amendment (“Amendment”) to that certain Agreement of Limited Partnership of Wells Operating Partnership, L.P., as Amended and Restated as of January 1, 2000 (the “Agreement”), is made and entered into effective as of the 16th day of April, 2007 (the “Effective Date”), and is entered into by and among Wells Real Estate Investment Trust, Inc., a Maryland corporation (the “General Partner”), Wells Capital, Inc., a Georgia corporation (the “Original Limited Partner”), and Wells REIT Sub, Inc., a Georgia corporation and a direct, wholly-owned subsidiary of the General Partner (“LPSub”).

RECITALS

WHEREAS, pursuant to that certain Merger Agreement dated February 2, 2007 entered into by and among, inter alia, the General Partner and the Original Limited Partner (the “Merger Agreement”), the Original Limited Partner has indicated its desire to transfer all of the Partnership Units held by it to the General Partner in connection with the consummation of the transactions contemplated under the Merger Agreement, one result of which will be the Original Limited Partner ceasing to act as an advisor to the General Partner; and

WHEREAS, upon a transfer of Partnership Units by the Original Limited Partner to the General Partner, the Partnership would be terminated for federal and state income tax purposes unless another limited partner were to be admitted to the Partnership prior to such transfer; and

WHEREAS, the General Partner has determined it to be in the best interests of the Partnership and the stockholders of the General Partner to have the Partnership continue in existence for federal and state income tax purposes; and

WHEREAS, consistent with Section 4.02(a) of the Agreement, the General Partner has the authority to cause the Partnership to issue additional Partnership Units and/or admit additional Limited Partners for such consideration and on such terms and conditions as shall be established by the General Partner, in its sole and absolute discretion; and

WHEREAS, the General Partner has organized LPSub to become an additional Limited Partner of the Partnership in anticipation of and prior to the withdrawal from the Partnership by the Original Limited Partner; and

WHEREAS, LPSub and the General Partner have filed a Taxable REIT Subsidiary Election to be effective as of April 11, 2007.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. LPSub is hereby admitted to the Partnership as an additional Limited Partner. The name and business address of the additional Limited Partner is as follows:

Wells REIT Sub, Inc.
6200 The Corners Parkway
Norcross, GA 30092

2. The Capital Contribution and the Capital Account of LPSub, as an additional Limited Partner in the Partnership, shall be deemed to be those associated with the 20,000 “Partnership Units” (as defined in the Agreement) previously held by the General Partner and contributed by the General Partner to the capital of LPSub; provided, however, that concurrently with the admission of LPSub to the Partnership hereunder, such Partnership Units shall be designated as units of limited partnership interest in the Partnership.

3. Immediately following the admission of LPSub to the Partnership pursuant to Section 1 of this Amendment, the Original Limited Partner hereby agrees to withdraw from the Partnership and further agrees that it shall transfer 100% of the Partnership Units held by it to the General Partner pursuant to that certain “Transfer and Assignment of Units in Wells Operating Partnership, L.P.” attached hereto as Exhibit “A.” The Original Limited Partner hereby acknowledges and agrees that by reason of its withdrawal from the Partnership pursuant to this Amendment and the subsequent transfer of its Partnership Units to the General Partner, it shall have no further rights or obligations under the Agreement or economic interest in the Partnership whatsoever. By its execution hereof, the General Partner shall be deemed to have consented to such transfer pursuant to Section 9.02(a) of the Agreement.

4. Upon the withdrawal of the Original Limited Partner from the Partnership pursuant to Section 3 of this Amendment, the Agreement is hereby amended to (a) delete all references therein to the Original Limited Partner (except with respect to the formation of the Partnership), and (b) make such conforming changes to the Agreement as may be consistent with the withdrawal of the Original Limited Partner from the Partnership.

5. The Agreement is further amended to treat LPSub as an additional Limited Partner in the Partnership, with all rights and obligations attendant thereto. LPSub hereby adopts the terms and conditions of the Agreement, as amended hereby, and agrees to be bound thereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GENERAL PARTNER:

WELLS REAL ESTATE INVESTMENT TRUST, INC.
a Maryland corporation

By:	/s/ Donald A. Miller
Donald A. Miller
President

ORIGINAL LIMITED PARTNER:

WELLS CAPITAL, INC.
a Georgia corporation

By:	/s/ Leo F. Wells
Leo F. Wells, III
President

ADDITIONAL LIMITED PARTNER:

WELLS REIT SUB, INC.
a Georgia corporation

By:	/s/ Donald A. Miller
Donald A. Miller
President

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